Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233126

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 9, 2020
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 9, 2019)
3,250,000 Shares

i3 Verticals, Inc.
Class A common stock
We are offering 3,250,000 shares of our Class A common stock. We will use the net proceeds from the offering to purchase (1) 3,250,000 Common Units (as defined herein) of i3 Verticals, LLC directly from i3 Verticals, LLC and (2) if the underwriters exercise their option to purchase additional shares in full, 487,500 Common Units and an equivalent number of shares of Class B common stock (which shares will then be canceled) from certain Continuing Equity Owners (as defined herein), pursuant to exchange rights set forth in the i3 Verticals LLC Agreement (as defined herein). i3 Verticals, LLC will use all of the net proceeds it receives for general corporate purposes, including to repay outstanding indebtedness and fund strategic acquisitions opportunities.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”), under the symbol “IIIV.” The last reported sale price of our Class A common stock on Nasdaq on September 8, 2020 was $26.36 per share.
We are a holding company and our principal asset is common units of i3 Verticals, LLC (the “Common Units”) representing a 54.9% economic interest in i3 Verticals, LLC as of June 30, 2020. The remaining 45.1% economic interest in i3 Verticals, LLC is owned by holders of the Common Units the (“Continuing Equity Owners”) through ownership of Common Units in i3 Verticals, LLC. Immediately following this offering and assuming no exercise of the underwriters’ option to purchase additional shares, public stockholders (which excludes the Continuing Equity Owners) will collectively own 99.3% of the economic interest in i3 Verticals, Inc. and approximately 59.3% of its voting power. i3 Verticals, Inc. will own approximately 59.7% of the economic interest in i3 Verticals, LLC. We are the sole managing member of i3 Verticals, LLC, operate and control all of the business and affairs of i3 Verticals, LLC and conduct our business through i3 Verticals, LLC and its subsidiaries.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public disclosure requirements for this prospectus and future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our Class A common stock involves risks. See “Risk Factors” on page S-8 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$
(1)We refer you to the section titled “Underwriting (Conflicts of Interest)” beginning on page S-16 for additional information regarding underwriting compensation.
We have granted to the underwriters an option to purchase up to 487,500 additional shares of Class A common stock, exercisable at any time until 30 days after the date of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of Class A common stock to purchasers on or about  , 2020.

BofA Securities	Morgan Stanley
The date of this prospectus supplement is , 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

Neither we nor any of the underwriters has authorized any other person to provide you with different or additional information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We and the underwriters take no responsibility for any different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus supplement entitled “Incorporation of Certain Information by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the documents incorporated by reference prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement. In addition, information that we file with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus may add, update or change information contained in this prospectus supplement, the accompanying prospectus or previously incorporated documents. Any information in such subsequent filings that is inconsistent with this prospectus supplement, the accompanying prospectus or a previously incorporated document will supersede the earlier information.
This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference. References to documents or information incorporated by reference in this prospectus supplement or the accompanying prospectus include documents or information deemed to be incorporated by reference herein or therein. The documents incorporated by reference in this prospectus supplement are identified under the caption “Incorporation of Certain Information by Reference” in this prospectus supplement.
Unless otherwise indicated in this prospectus supplement, “i3 Verticals,” “we,” “us”, “our” and the “Company” refer (1) before the reorganization transactions (the “Reorganization Transactions”) in connection with i3 Verticals, Inc.’s initial public offering (the “IPO”) completed June 25, 2018, to i3 Verticals, LLC and, where appropriate, its subsidiaries, and (2) after the IPO, to i3 Verticals, Inc. and, where appropriate, its subsidiaries.
S-ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “pro forma,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 22, 2019 (the “2019 10-K”) and subsequent quarterly reports on Forms 10-Q.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, the following:
•the anticipated impact to our business operations, payment volume and volume attrition due to the recent global pandemic of a novel strain of the coronavirus (COVID-19), including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments;
•our indebtedness and our ability to maintain compliance with the financial covenants in our senior secured credit facility in light of the impacts of the COVID-19 pandemic;
•our ability to meet our liquidity needs in light of the impacts of the COVID-19 pandemic;
•our ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof;
•the triggering of impairment testing of our fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of our Class A common stock;
•our ability to generate revenues sufficient to maintain profitability and positive cash flow;
•competition in our industry and our ability to compete effectively;
•our dependence on non-exclusive distribution partners to market our products and services;
•our ability to keep pace with rapid developments and changes in our industry and provide new products and services;
•liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of our services;
•technical, operational and regulatory risks related to our information technology systems and third-party providers’ systems;
•reliance on third parties for significant services;
•exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards;
•our ability to increase our existing vertical markets, expand into new vertical markets and execute our growth strategy;
•our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks;
S-iii

•our ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into our services;
•potential degradation of the quality of our products, services and support;
•our ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain;
•our ability to successfully manage our intellectual property;
•our ability to attract, recruit, retain and develop key personnel and qualified employees;
•risks related to laws, regulations and industry standards;
•operating and financial restrictions imposed by our senior secured credit facility;
•risks related to the accounting method for i3 Verticals, LLC’s 1.0% Exchangeable Notes due February 15, 2025 (the “Exchangeable Notes”);
•our ability to raise the funds necessary to settle exchanges of the Exchangeable Notes or to repurchase the Exchangeable Notes upon a fundamental change;
•risks related to the conditional exchange feature of the Exchangeable Notes; and
•the other factors described in “Risk Factors” contained elsewhere in and incorporated by reference into this prospectus supplement and the accompanying prospectus for a further description of these and other factors.
Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus supplement and the accompanying prospectus. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus supplement or the accompanying prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before deciding to invest in our Class A common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-8, in the accompanying prospectus on page 3 and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, including our 2019 Form 10-K, before making an investment decision. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Note Regarding Forward-Looking Statements.”
Our Company
Recognizing the convergence of software and payments, i3 Verticals, LLC was founded in 2012 with the purpose of delivering seamless integrated payment and software solutions to small- and medium-sized businesses (SMBs) and organizations in strategic vertical markets. Since commencing operations, we have built a broad suite of payment and software solutions that address the specific needs of SMBs and other organizations in our strategic vertical markets, and we believe our suite of solutions differentiates us from our competition. Our primary strategic vertical markets include education, public sector, non-profit, property management and healthcare. These vertical markets are large, growing and tend to have increasing levels of electronic payments adoption compared to other industries. In addition to our strategic vertical markets, we also have a growing presence in the business-to-business (“B2B”) payments market. Our executive management team has a proven track record of successfully building publicly-traded payments companies, generating growth both organically and through acquisitions.
We distribute our payment technology and proprietary software solutions to our clients through our direct sales force as well as through a growing network of distribution partners, including independent software vendors (“ISVs”), value-added resellers (“VARs”), independent sales organizations (“ISOs”) and other referral partners, including financial institutions. Our ISV partners represent an important distribution channel and enable us to accelerate our market penetration through a cost effective one-to-many sales model that tends to result in high retention and faster growth.
Our integrated payment and software solutions feature embedded payment capabilities tailored to the specific needs of our clients in strategic vertical markets. Our configurable payment technology solutions are designed to integrate seamlessly into clients’ third-party business management systems, provide security that complies with Payment Card Industry Data Security Standards (“PCI DSS”) and include extensive reporting tools. In addition to integrations with third-party software, we deliver our own proprietary software solutions that are intended to increase the productivity of our clients by streamlining their business processes, particularly in the education, public sector and property management markets. We believe our proprietary software further differentiates us from our competitors in these strategic verticals and enables us to maximize our payment-related revenue. Through our proprietary gateway, we offer our clients a single point of access for a broad suite of payment and software solutions, enabling omni-channel point of sale (“POS”), spanning brick and mortar and electronic and mobile commerce, including app-based payments.
i3 Verticals, Inc. is a holding company that was incorporated as a Delaware corporation on January 17, 2018, for the purpose of completing an IPO of its Class A common stock and other related transactions in order to carry on the business of i3 Verticals, LLC and its subsidiaries. i3 Verticals, LLC (formerly known as Charge Payment, LLC) was organized as a Delaware limited liability company on September 7, 2012. Our corporate headquarters are located at 40 Burton Hills Blvd., Suite 415, Nashville, TN 37215. Our telephone number is (615) 465-4487, and our principal website address is www.i3verticals.com. The information on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Recent Developments
Recent Acquisition Activity
A core component of our growth strategy includes a disciplined approach to acquisitions of companies and technology, evidenced by numerous platform acquisitions and tuck-in acquisitions since our inception in 2012. Our acquisitions have opened new strategic vertical markets, expanded our offerings in existing vertical markets, increased the number of businesses and organizations to whom we provide solutions and augmented our existing payment and software solutions and capabilities.
During the nine months ended June 30, 2020, we continued to actively pursue our acquisition strategy, though we did not complete any acquisitions during this period. This was primarily the result of the uncertainty from the COVID-19 pandemic and our desire to maintain liquidity and monitor the impact of the pandemic. Subsequent to June 30, 2020, we have completed the acquisition of three businesses, with two expanding our geographic reach and software capabilities in the public sector vertical and the other adding text-to-pay capabilities and other software solutions in our non-profit vertical. Total purchase consideration for these three completed acquisitions was $27.5 million, funded with cash and revolving line of credit proceeds, and an amount of contingent consideration, which is still being valued. In connection with these three acquisitions, we also granted an aggregate of approximately 100,000 stock options under our 2018 Equity Incentive Plan to certain key employees of the acquired companies. In addition, we currently have finalized separate non-binding term sheets for four acquisitions with an aggregate purchase price of approximately $50-60 million and an amount of contingent consideration. If completed, we would also expect to grant approximately 250,000-450,000 stock options to certain key employees of the acquired businesses under our newly adopted 2020 Acquisition Equity Incentive Plan, as described below. Each of the term sheets relate to an acquisition in one of our existing vertical markets. Assuming satisfactory completion of our due diligence review and negotiation and execution of definitive agreements, we would expect these four acquisitions to close in the fourth fiscal quarter of 2020 or the first fiscal quarter of 2021. Our negotiations for these potential acquisitions are ongoing and there is no assurance that we will be able to successfully negotiate and execute the definitive documents for or consummate any of these acquisitions.
2020 Acquisition Equity Incentive Plan
In connection with our acquisitions and as discussed above, we have historically granted stock options to certain key employees of the acquired companies to induce them to join us subsequent to an acquisition and to align their interests with those of our stockholders. In order to help facilitate this practice, on September 8, 2020, our Board of Directors, upon recommendation of the Compensation Committee, adopted the i3 Verticals, Inc. 2020 Acquisition Equity Incentive Plan (the “Acquisition Plan”) and reserved 1.5 million shares of our Class A common stock to be used exclusively for grants of awards to individuals that were not previously our employees or employees of our subsidiaries in connection with acquisitions, as a material inducement to the individual’s entry into employment with us or our subsidiaries within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. Under the Acquisition Plan, we may grant eligible recipients stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other stock-based awards. It is our current expectation that the shares reserved under the Acquisition Plan will be sufficient to meet our grant needs in connection with acquisitions for at least the next twelve months, but the actual number will depend on the acquisitions consummated and the employees of those acquired companies who become our employees.
Payment Volumes
The COVID-19 pandemic is significantly affecting overall economic conditions in the United States. The economic impact of these conditions is materially impacting our business and is expected to continue to adversely impact our strategic verticals and our business in general. For example, beginning in the second half of March 2020 and continuing into the third quarter of fiscal 2020, we and our clients have experienced a decline and subsequent partial recovery in payment volume and the number of transactions processed, and therefore, a decline and subsequent partial recovery in revenue in our strategic verticals. However, as the table below demonstrates, our average daily payment volume has recovered 82% from the COVID-19 lows we experienced during the week of March 28, 2020. The impact of the COVID-19 pandemic is fluid and continues to evolve, and therefore, we cannot currently predict with certainty the extent to which our business, results of operations, financial condition or liquidity will ultimately be impacted.

Consolidated average daily payments volume(1) ($ in millions)
__________________________
1.This includes credit and debit card volume from our processing portfolios for which daily volume figures are readily available. The volume of portfolios for which daily volume figures are unavailable and any volume for which we receive residual payments but do not control the merchant relationship are not included. Average daily volume above represents approximately 85% of the credit and debit volume we reported, or we expect to report in our consolidated financial statements.
Software and Related Services Revenue
For the months ended July 31, 2020 and August 31, 2020, we estimate we had $2.9 million and $3.2 million, respectively, in software and related services revenue. Software and related services includes the sale of licenses, subscriptions, installation services, and ongoing support specific to software. While we currently expect that our final results will be consistent with the preliminary estimates set forth above, we note they are preliminary and have not been audited or reviewed and are thus inherently uncertain and subject to change as we complete our financial closing and review procedures for the three months and year ended September 30, 2020.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity. For example, so long as we are an emerging growth company:
•we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;
•we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and
•we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.
We may take advantage of these reduced disclosure and other requirements until September 30, 2023, the last day of our fiscal year following the fifth anniversary of the completion of our IPO, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.
As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

THE OFFERING

Issuer	i3 Verticals, Inc.

Class A common stock offered	3,250,000 shares

Option to purchase additional shares	487,500 shares

Class A common stock to be outstanding after this offering
18,363,089 shares, representing approximately 59.7% of the combined voting power of all of the common stock of i3 Verticals, Inc. (or 18,850,589 shares, representing approximately 61.3% of the combined voting power of all of the common stock of i3 Verticals, Inc. if the underwriters exercise their option to purchase additional shares in full) and 100% of the economic interest in i3 Verticals, Inc.

Class B common stock to be outstanding after this offering
12,388,121 shares, representing approximately 40.3% of the combined voting power of all of the common stock of i3 Verticals, Inc. (or 11,900,621 shares, representing approximately 38.7% of the combined voting power of all of the common stock of i3 Verticals, Inc. if the underwriters exercise their option to purchase additional shares in full) and no economic interest in i3 Verticals, Inc.

Use of proceeds
We estimate, based on an offering price of $  per share, that the net proceeds to us from this offering will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions but before offering expenses.
We intend to use the net proceeds of this offering to purchase (1) 3,250,000 Common Units directly from i3 Verticals, LLC, and (2) if the underwriters exercise their option to purchase additional shares in full, 487,500 Common Units from certain Continuing Equity Owners, in each case at a price per Common Unit equal to the price per share paid by the underwriters for shares of our Class A common stock in this offering. i3 Verticals, LLC will receive estimated net proceeds of $ million from the sale of Common Units to i3 Verticals, Inc., after deducting estimated offering expenses of $ million.
i3 Verticals, LLC intends to use all the net proceeds it receives for general corporate purposes, including to repay outstanding indebtedness and fund strategic acquisitions opportunities. See “Use of Proceeds.”

Voting Rights
Each share of our Class A common stock and Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law or our amended and restated certificate of incorporation. Class B common stock has no economic rights.

Ratio of shares of Class A common stock to Common Units
i3 Verticals, LLC’s Limited Liability Company Agreement (the “i3 Verticals LLC Agreement”) requires that we at all times maintain (x) a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of Common Units of i3 Verticals, LLC owned by us and (y) a one-to-one ratio between the number of shares of Class B common stock owned by the Continuing Equity Owners and the number of Common Units of i3 Verticals, LLC owned by the Continuing Equity Owners. This construct is intended to result in the Continuing Equity Owners having a voting interest in us that is identical to the Continuing Equity Owners’ percentage economic interest in i3 Verticals, LLC. The Continuing Equity Owners own all of our outstanding Class B common stock.

Exchange and redemption rights of holders of Common Units
Pursuant to the i3 Verticals LLC Agreement, the Continuing Equity Owners may require us to exchange or redeem all or a portion of their Common Units of i3 Verticals, LLC for newly issued shares of our Class A common stock on a one-for-one basis, or, at the discretion of i3 Verticals, LLC, cash. Shares of our Class B common stock will be canceled on a one-for-one basis if we, at the election of a Continuing Equity Owner, exchange or redeem Common Units of such Continuing Equity Owner pursuant to the terms of the i3 Verticals LLC Agreement. The decision whether to tender Common Units of i3 Verticals, LLC to us will be made solely at the discretion of the Continuing Equity Owners. i3 Verticals, LLC will exercise discretion regarding the form of consideration in an exchange or redemption.

Tax Receivable Agreement
Our acquisition of Common Units of i3 Verticals, LLC in connection with the IPO, our secondary public offering completed on June 10, 2019 and this offering and future and certain concurrent redemptions and exchanges of Common Units for shares of our Class A common stock (or cash) are expected to produce favorable tax attributes for us. We are a party to a Tax Receivable Agreement with the Continuing Equity Owners that provides that we generally will be required to pay directly, or indirectly through i3 Verticals, LLC, to our Continuing Equity Owners 85% of the applicable cash savings, if any, in U.S. federal and state income tax that we are deemed to realize as a result of certain tax attributes of their Common Units sold to us (or exchanged in a taxable sale) and that are created as a result of (i) the redemption or exchange of their Common Units for shares of Class A common stock and (ii) tax benefits attributable to payments made under the Tax Receivable Agreement (including imputed interest).

Dividend policy	We do not expect to pay any dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Risk factors
You should read the “Risk Factors” section of this prospectus supplement beginning on page S-8, and under similar headings in the documents incorporated by reference herein for a discussion of factors to consider carefully before deciding to invest in shares of our Class A common stock.

Nasdaq Global Select Market symbol	IIIV.

Conflicts of Interest
An affiliate of BofA Securities, Inc., an underwriter in this offering, is a joint lead arranger and joint bookrunner and lender under our senior secured credit facility, and, therefore may receive at least 5% of the net proceeds of this offering, not including underwriting compensation. As a result, BofA Securities, Inc. is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”

Unless we indicate otherwise or the context otherwise requires, information in this prospectus:

•excludes 5,649,649 shares of Class A common stock reserved for issuance under our 2018 Equity Incentive Plan, including 5,449,009 shares of Class A common stock issuable pursuant to 5,444,610 stock options and 4,399 restricted shares of Class A common stock granted to certain of our directors, consultants and employees;
•excludes 1,500,000 shares of Class A common stock reserved for issuance under our 2020 Acquisition Equity Incentive Plan;
•excludes additional shares of Class A common stock that may be issuable upon exercise, redemption or exchange by the Continuing Equity Owners (or at our election, a direct exchange), other than the Class A common stock that we intend to issue in connection with this offering; and
•assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS
An investment in our Class A common stock involves risks. Before you invest in shares of our Class A common stock, you should carefully consider the risk factors described below, as well as the risk factors described in our 2019 Form 10-K, which are incorporated herein by reference. You should also carefully consider all of the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the risks discussed or incorporated by reference in this prospectus supplement or the accompanying prospectus were to occur, our business, financial condition and results of operations could be materially and adversely affected, the market price of shares of our Class A common stock could decline significantly and you could lose all or part of your investment in our shares of Class A common stock.
This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements. See the section entitled “Note Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to this Offering and Ownership of Our Class A Common Stock
The Continuing Equity Owners own Common Units in i3 Verticals, LLC, and the Continuing Equity Owners have the right to redeem their Common Units in i3 Verticals, LLC pursuant to the terms of the i3 Verticals LLC Agreement for shares of Class A common stock or cash.
After this offering, we will have an aggregate of 131,636,911 shares of Class A common stock authorized but unissued (or 131,149,411 if the underwriters exercise their overallotment option in full), including 12,388,121 shares of Class A common stock (or 11,900,621 if the underwriters exercise their overallotment option in full) issuable, at our election, upon redemption of i3 Verticals, LLC Common Units that will be held by the Continuing Equity Owners. Subject to certain restrictions in the i3 Verticals LLC Agreement, the Continuing Equity Owners are entitled to have their Common Units redeemed from time to time at each of their options (subject in certain circumstances to time-based and service-based vesting requirements and other limitations) for newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each Common Unit redeemed, in each case, in accordance with the terms of the i3 Verticals LLC Agreement. At our election, however, we may effect a direct exchange by i3 Verticals, Inc. of such Class A common stock or such cash, as applicable, for such Common Units in lieu of redemption. The Continuing Equity Owners may exercise such redemption right for as long as their Common Units remain outstanding. We have entered into an IPO Registration Rights Agreement (as defined below) pursuant to which the shares of Class A common stock issued to certain Continuing Equity Owners upon such redemption and the shares of Class A common stock issued to certain Continuing Equity Owners in connection with the Reorganization Transactions will be eligible for resale registration, subject to certain limitations set forth in the Registration Rights Agreement.
We cannot predict the size of future issuances of our Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock may have on the market price of our Class A common stock. Sales or distributions of substantial amounts of our Class A common stock, including shares issued in connection with an acquisition, or the perception that such sales or distributions could occur, may cause the market price of our Class A common stock to decline.
You may be diluted by future issuances of preferred stock or additional Class A common stock or Common Units in connection with our incentive plans, acquisitions or otherwise, including the i3 Verticals, Inc. 2020 Acquisition Equity Incentive Plan; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.
Our amended and restated certificate of incorporation authorizes us to issue shares of our Class A common stock and options, rights, warrants and appreciation rights relating to our Class A common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion. We could issue a significant number of shares of Class A common stock in the future in connection with investments or acquisitions. Any of these issuances, including pursuant to our new i3 Verticals, Inc. 2020 Acquisition Equity Incentive Plan, could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our Class A common stock.

The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our Class A common stock, either by diluting the voting power of our Class A common stock if the preferred stock votes together with the common stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our Class A common stock.
The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our Class A common stock by making an investment in the Class A common stock less attractive. For example, investors in the Class A common stock may not wish to purchase Class A common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase Class A common stock at the lower conversion price, causing economic dilution to the holders of Class A common stock.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.
We and our officers, directors and certain Continuing Equity Owners, subject to certain exceptions, will agree that, without the prior written consent of BofA Securities, Inc. and Morgan Stanley & Co. LLC and the representatives of the underwriters (the “Representatives”), on behalf of the underwriters, we and they will not, during the period ending 60 days after the date of this prospectus supplement: (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock; (2) file any registration statement with the SEC relating to the offering of any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock; or (3) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Class A common stock, subject to certain exceptions. The Representatives, in their sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. See “Underwriting (Conflicts of Interest).”
The market price of our Class A common stock may decline significantly when the restrictions on resale by our existing stockholders lapse. A decline in the market price of our Class A common stock might impede our ability to raise capital through the issuance of additional shares of Class A common stock or other equity securities.
Sales of shares of our Class A common stock in connection with a Registration Rights Agreement, or the prospect of any such sales, could materially affect the market price of our Class A common stock and could impair our ability to raise capital through future sales of equity securities.
In connection with the completion of our IPO, we entered into a Registration Rights Agreement with certain Continuing Equity Owners (“IPO Registration Rights Agreement”). Further, we entered into a Registration Rights Agreement in connection with the issuance of the Exchangeable Notes (the “Notes Registration Rights Agreements”). Any sales in connection with the Registration Rights Agreements, or the prospect of any such sales, could materially impact the market price of our Class A common stock and could impair our ability to raise capital through future sales of equity securities.
In the future, we may also issue additional securities if we need to raise capital, including, but not limited to, in connection with acquisitions, which could constitute a material portion of our then-outstanding shares of Class A common stock.
We do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future.
We currently intend to retain our future earnings, if any, for the foreseeable future, to repay indebtedness and to fund the development and growth of our business. We do not intend to pay any dividends to holders of our Class A common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion, any legal or contractual limitations on our ability to pay dividends under our senior secured credit facility or otherwise. As a result, if our Board of Directors does not declare and pay dividends, the capital appreciation in the price of our Class A common stock, if any, will be the only source of gain on an investment in our Class A common stock, and holders of our Class A common stock may have to sell some or all of their shares to generate cash flow from their investment.

In addition, even if we decide in the future to pay any dividends, we are a holding company with no independent operations of our own, and we depend on distributions from i3 Verticals, LLC to pay taxes, make payments under the Tax Receivable Agreement or pay any cash dividends on our Class A common stock. Deterioration in the financial conditions, earnings or cash flow of i3 Verticals, LLC and its subsidiaries for any reason could limit or impair its ability to pay cash distributions or other distributions to us, thereby rendering us unable to pay dividends.
If we fail to meet industry analyst expectations, or analysts downgrade their recommendations regarding our Class A common stock, its trading price and volume could decline.
Our Class A common stock is traded publicly and various securities analysts follow our company and issue reports on us. These reports include information about our historical financial results as well as the analysts’ estimates of our future performance. The analysts’ estimates are based upon their own independent opinions and may be different from our own estimates or expectations. If our operating results are below the estimates or expectations of public market analysts and investors, the trading price of our Class A common stock could decline. If one or more of securities and industry analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline and our Class A common stock to be less liquid. Moreover, if one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, or if our results of operations do not meet their expectations, our stock price could decline.
Our stock price could be extremely volatile and may decline substantially from the public offering price. As a result, you may not be able to resell your shares at or above the price you paid for them.
The market price of our Class A common stock may be highly volatile and could be subject to wide fluctuations. Volatility in the market price of our Class A common stock, as well as general economic, market or political conditions, may prevent a holder of our Class A common stock from being able to sell their shares at or above the price you paid for your shares and may otherwise negatively affect the liquidity of our Class A common stock. Holders of our Class A common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our operating performance or prospects, and a holder of our Class A common stock could lose part or all of their investment. The price of our Class A common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus supplement and others such as:
•the anticipated impact to our business operations, payment volume and volume attrition due to the recent global pandemic of a novel strain of the coronavirus (COVID-19), including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments;
•our indebtedness and our ability to maintain compliance with the financial covenants in our senior secured credit facility in light of the impacts of the COVID-19 pandemic;
•our ability to meet our liquidity needs in light of the impacts of the COVID-19 pandemic;
•our ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof;
•the triggering of impairment testing of our fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of our Class A common stock;
•our ability to generate revenues sufficient to maintain profitability and positive cash flow;
•competition in our industry and our ability to compete effectively;
•our dependence on non-exclusive distribution partners to market our products and services;
•our ability to keep pace with rapid developments and changes in our industry and provide new products and services;
•liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of our services;

•technical, operational and regulatory risks related to our information technology systems and third-party providers’ systems;
•reliance on third parties for significant services;
•exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards;
•our ability to increase our existing vertical markets, expand into new vertical markets and execute our growth strategy;
•our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks;
•our ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into our services;
•potential degradation of the quality of our products, services and support;
•our ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain;
•our ability to successfully manage our intellectual property;
•our ability to attract, recruit, retain and develop key personnel and qualified employees;
•risks related to laws, regulations and industry standards;
•operating and financial restrictions imposed by our senior secured credit facility;
•risks related to the accounting method for the Exchangeable Notes;
•our ability to raise the funds necessary to settle exchanges of the Exchangeable Notes or to repurchase the Exchangeable Notes upon a fundamental change;
•risks related to the conditional exchange feature of the Exchangeable Notes; and
•the other factors described in “Risk Factors” herein and incorporated by reference into this prospectus supplement and the accompanying prospectus for a further description of these and other factors.
In response to any one or more of these events, the market price of shares of our Class A common stock could decrease significantly. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Taking advantage of the reduced disclosure requirements applicable to “emerging growth companies” may make our Class A common stock less attractive to investors.
We qualify as an “emerging growth company” (as defined in the JOBS Act). An emerging growth company may take advantage of certain reduced reporting and other requirements that are otherwise generally applicable to public companies. We have chosen to take advantage of each of these exemptions. The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make a comparison of our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of our IPO. We cannot predict if investors will find our Class A common stock less attractive because we elected to rely on these exemptions, or if taking advantage of these exemptions will result in less active trading or more volatility in the price of our Class A common stock.

USE OF PROCEEDS
We estimate, based on an offering price of $ per share, that the net proceeds to us from this offering will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions but before offering expenses.
We intend to use the net proceeds of this offering to purchase (1) 3,250,000 Common Units directly from i3 Verticals, LLC, and (2) if the underwriters exercise their option to purchase additional shares in full, 487,500 Common Units from certain Continuing Equity Owners, in each case at a price per Common Unit equal to the price per share paid by the underwriters for shares of our Class A common stock in this offering. i3 Verticals, LLC will receive estimated net proceeds of $ million from the sale of Common Units to i3 Verticals, Inc., after deducting estimated offering expenses of $ million. i3 Verticals, LLC intends to use all the net proceeds it receives for general corporate purposes, including to repay outstanding indebtedness and fund strategic acquisitions opportunities.
As of June 30, 2020, we owed $35.0 million under our senior secured credit facility. Our senior secured credit facility matures on May 9, 2024. As of June 30, 2020, the interest rate on the borrowings outstanding under our senior secured credit facility was 3.6% per annum.
An affiliate of BofA Securities, Inc. is a lender and agent under our senior secured credit facility. To the extent that we use a portion of the net proceeds from this offering to reduce borrowings outstanding under our revolving credit facility, this sales agent or its affiliates will receive its proportionate share of any amount of such borrowing that are repaid with the proceeds from this offering.

DIVIDEND POLICY
We currently anticipate that we will retain all available funds for use in the operation and expansion of our business and to repay indebtedness, and we do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future. To the extent that we elect to pay dividends in the future, Class B common stock will not be entitled to any dividend payments. Additionally, our ability to pay any cash dividends on our Class A common stock is limited by restrictions on the ability of i3 Verticals, LLC and our other subsidiaries to pay dividends or make distributions under the terms of our senior secured credit facility. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries.
Accordingly, you may need to sell your shares of our Class A common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See “Risk Factors—Risks Related to this Offering and Ownership of Our Class A Common Stock—We do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future.”
We are a holding company and our principal asset is the Common Units in i3 Verticals, LLC we hold. If we decide to pay a dividend in the future, we would need to cause i3 Verticals, LLC to make distributions to us in an amount sufficient to cover such dividend. If i3 Verticals, LLC makes such distributions to us, the other holders of Common Units will be entitled to receive pro rata distributions.

CAPITALIZATION
The following table sets forth the cash and cash equivalents and capitalization as of June 30, 2020 of:
•i3 Verticals Inc. and its subsidiaries on a historical basis; and
•i3 Verticals, Inc. and its subsidiaries on an as adjusted basis after giving effect to the sale of shares of Class A common stock in this offering at a public offering price of $ per share, with the net proceeds we receive used to purchase 3,250,000 Common Units directly from i3 Verticals, LLC.
The table below assumes no exercise by the underwriters of their option to purchase additional shares of Class A common stock.
This table should be read in conjunction with “Use of Proceeds” in this prospectus supplement as well as the sections entitled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included in our 2019 Form 10-K, which is incorporated by reference into this prospectus and the accompany prospectus supplement, and with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus and the accompany prospectus supplement.

	As of June 30, 2020
	Historical	As Adjusted for this Offering
(in thousands, except share data)	(unaudited)
Cash and cash equivalents	$9,136

Debt:
Total long-term debt, including current portion(1)	134,114
Total stockholders’ equity:
Stockholders’ equity (deficit)
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding on an actual and as adjusted basis	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 15,085,813 shares issued and outstanding, actual, and 18,335,813 shares issued and outstanding, on a pro forma basis	1	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 12,391,621 shares issued and outstanding, actual, and 12,391,621 shares issued and outstanding, on a pro forma basis	1	1
Additional paid-in capital	107,654
Accumulated (deficit) earnings	(1,372)
Total stockholders’ equity	106,284
Non-controlling interest(2)	61,144
Total capitalization	$301,542	$
__________________________
(1)As of June 30, 2020, we had an aggregate principal amount of $129.5 million in Exchangeable Notes outstanding and $240.0 million of availability under our senior secured credit facility. The senior secured credit facility consists of a $275.0 million revolving line of credit, together with an option to increase the revolving line of credit and/or obtain incremental term loans in an additional principal amount of up to $50.0 million in the aggregate. As of June 30, 2020, we owed $35.0 million under our senior secured credit facility.
(2)Represents the portions of i3 Verticals, LLC not owned by us, which represents 45.1% of i3 Verticals, LLC’s outstanding Common Units prior to this offering and 40.3% following this offering.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Class A common stock set forth opposite its name below if any of these shares are purchased.

Underwriter	Number of Shares
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Total	3,250,000

If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $ per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
The expenses of the offering, not including the underwriting discount, are estimated at $ million and are payable by us.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 487,500 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors, and certain of our other stockholders, have agreed not to sell or transfer any Class A common stock or securities convertible into, exchangeable for, exercisable for, or repayable with Class A common stock, for 60 days after the date of this prospectus without first obtaining the written consent of BofA Securities,

Inc. and Morgan Stanley & Co. LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly: (a) offer, pledge, sell or contract to sell any Class A common stock; (b) sell any option or contract to purchase any Class A common stock; (c) purchase any option or contract to sell any Class A common stock; (d) grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A common stock; (e) request or demand that we file a registration statement related to the Class A common stock; or (f) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Class A common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.
This lock-up provision applies to Class A common stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A common stock. It also applies to Class A common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue Class A common stock or options pursuant to employee benefit plans; (b) issue Class A common stock upon exercise of outstanding options or warrants; (c) issue securities in connection with acquisitions or similar transactions; and (d) file registration statements on Form S-8. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts; (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any stockholders, limited partners or limited liability company members of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value; and (c) to any trust for the direct or indirect benefit of the party or the immediate family of the party.
BofA Securities, Inc. and Morgan Stanley & Co. LLC, in their sole discretion, may jointly release our Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether to release our Class A common stock and other securities from lock-up agreements, BofA Securities, Inc. and Morgan Stanley & Co. LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.
Nasdaq Global Market Listing
The shares are listed on the Nasdaq Global Select Market under the symbol “IIIV.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A common stock. However, the representatives may engage in transactions that stabilize the price of the Class A common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our Class A common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our Class A common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Conflicts of Interest
An affiliate of BofA Securities, Inc., an underwriter in this offering, is a joint lead arranger and joint bookrunner and lender under our senior secured credit facility, and, therefore may receive at least 5% of the net proceeds of this offering, not including underwriting compensation. As a result, BofA Securities, Inc. is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (FSMA)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The Class A common stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Class A stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The Class A common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Class A common stock was not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Class A common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A common stock pursuant to an offer made under Section 275 of the SFA except:
(i)  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii) where no consideration is or will be given for the transfer;
(iii) where the transfer is by operation of law; or
(iv) as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our Class A common stock and Class B common stock prior to and immediately following the consummation of this offering, for:
•each person, or group of affiliated persons, who is known by us to own more than 5% of our Class A common stock and Class B common stock;
•each of the directors and named executive officers individually; and
•all directors and executive officers as a group.
Each Common Unit (other than Common Units we hold) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based and service-based vesting requirements and limitations) for, at our election, newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each Common Unit redeemed, in each case, in accordance with the terms of the i3 Verticals LLC Agreement; provided that, at our election, we may effect a direct exchange by i3 Verticals, Inc. of such Class A common stock or such cash, as applicable, for such Common Units. The Continuing Equity Owners may exercise such redemption right for as long as their Common Units remain outstanding. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of Common Units of i3 Verticals, LLC each such Continuing Equity Owner owns.
The number of shares beneficially owned by each stockholder as described in this prospectus is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each Common Unit, held by such person that are currently exercisable or will become exercisable within 60 days of September 4, 2020, are considered outstanding, although shares of common stock subject to options are not considered outstanding for purposes of computing the percentage ownership of any other person.
The percentage of shares beneficially owned prior to the consummation of this offering is computed based on 15,113,089 shares of our Class A common stock outstanding and 12,388,121 shares of our Class B common stock outstanding as of September 4, 2020. The number of shares beneficially owned after giving effect to this offering assumes the exercise of the underwriters’ option to purchase additional shares in full. Unless otherwise indicated, the address of all listed stockholders is 40 Burton Hills Blvd., Suite 415, Nashville, TN 37215.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A Common Stock Beneficially Owned(1)				Class B Common Stock Beneficially Owned(1)				Combined Voting Power(2)
	Prior to this offering		After giving effect to this offering (with full exercise of option)		Prior to this offering		After giving effect to this offering (with full exercise of option)		Prior to this offering	After giving effect to this offering (with full exercise of option)
Name of Beneficial Owner(3)	Number	%	Number	%	Number	%	Number	%	%	%
5% Stockholders:
First Avenue Partners(4)	1,086,576	4.0%	872,162	2.8%	1,086,576	8.8%	872,162	7.3%	4.0%	2.8%
Harbert Management(5)	699,672	2.5%	561,606	1.8%	699,672	5.6%	561,606	4.7%	2.5%	1.8%
Capital Alignment Partners(6)	684,238	2.5%	549,218	1.8%	684,238	5.5%	549,218	4.6%	2.5%	1.8%
T. Rowe Price Associates, Inc.(7)	1,646,243	6.0%	1,646,243	5.4%	—	*	—	*	6.0%	5.4%
TimesSquare Capital Management, LLC(8)	1,228,652	4.5%	1,228,652	4.0%	—	*	—	*	4.5%	4.0%
T. Rowe Price Small-Cap Value Fund, Inc.(9)	1,151,254	4.2%	1,151,254	3.7%	—	*	—	*	4.2%	3.7%
Blackrock, Inc.(10)	1,000,947	3.6%	1,000,947	3.3%	—	*	—	*	3.6%	3.3%
Driehaus Capital Management LLC(11)	483,279	1.8%	483,279	1.6%	—	*	—	*	1.8%	1.6%

Named executive officers and directors:
Gregory Daily(12)	7,317,488	26.6%	7,317,488	23.8%	7,221,892	58.3%	7,221,892	60.7%	26.6%	23.8%
Clay Whitson(13)	385,288	1.4%	385,288	1.3%	298,862	2.4%	298,862	2.5%	1.4%	1.3%
Rick Stanford(14)	260,911	*	260,911	*	177,577	1.4%	177,577	1.5%	*	*
Elizabeth Seigenthaler Courtney(15)	13,334	*	13,334	*	—	*	—	*	*	*
John Harrison(5)(16)	709,673	2.6%	571,607	1.9%	699,672	5.6%	561,606	4.7%	2.6%	1.9%
Burton Harvey(6)(17)	705,955	2.6%	570,935	1.9%	695,954	5.6%	560,934	4.7%	2.6%	1.9%
Timothy McKenna(18)	48,588	*	48,588	*	38,587	*	38,587	*	*	*
David Morgan(19)	30,667	*	30,667	*	—	*	—	*	*	*
David Wilds (5)(20)	1,375,052	5.0%	1,160,638	3.8%	1,365,051	11.0%	1,150,637	9.7%	5.0%	3.8%
All directors and executive officers as a group (12 people)	11,216,396	40.8%	10,728,896	34.9%	10,627,876	85.8%	10,140,376	85.2%	40.8%	34.9%
*Less than one percent
__________________________
(1)For the reasons described above, in this table, beneficial ownership of Common Units has been reflected as beneficial ownership of our Class A common stock for which such Common Units may be exchanged. When a Common Unit is exchanged by a Continuing Equity Owner who holds our Class B common stock, a corresponding share of Class B common stock will be canceled.
(2)Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or the amended and restated certificate of incorporation.
(3)Except as otherwise noted, all shares of Class A common stock shown as beneficially owned represent shares of Class A common stock that may be acquired upon the exchange of Common Units of i3 Verticals, LLC for shares of Class A common stock on a one-for-one basis.
(4)Includes (a) 1,041,175 shares of Class A common stock held by First Avenue Partners II, L.P. and (b) 45,401 shares of Class A common stock held by Front Street Equities, LLC (together with First Avenue Partners II, L.P., “First Avenue Partners”). Front Street Equities, LLC is the General Partner of First Avenue Partners II, L.P. Mr. Wilds serves as a limited partner and the managing member of First Avenue Partners II, L.P. and as the sole member of Front Street Equities, LLC. Decisions regarding the voting or disposition of the shares held by First Avenue Partners are made by Mr. Wilds. The address of First Avenue Partners is 30 Burton Hills Blvd, Ste 550, Nashville, Tennessee.
(5)Includes (a) 699,672 shares of Class A common stock held by HMP III Equity Holdings, LLC. Decisions regarding the voting or disposition of the shares held by the foregoing are made by an investment committee or committees (or authorized sub-committees or designees thereof). The current voting members of these committees are: John Harrison, Rob Bourquin, John Scott, Mike Luce, Sonja Keeton and Trey Ferguson. Each of Mr. Harrison, Mr. Bourquin, Mr. Scott, Mr. Luce, Ms. Keeton and Mr. Ferguson disclaims beneficial ownership of the Class A common stock held by HMP III Equity Holdings, LLC. The address of HMP III Equity Holdings, LLC is 2100 3rd Ave N, Ste 600, Birmingham, Alabama.
(6)Includes (a) 378,513 shares of Class A common stock held by CCSD II, L.P., (b) 259,163 shares of Class A common stock held by Claritas Capital Specialty Debt Fund, L.P., and (c) 46,562 shares of Class A common stock held by CF i3 Corporation. CCSD GP II, LLC is the general partner of CCSD II, L.P. and CCSD GP LLC is the general partner of Claritas Capital Specialty Debt Fund, L.P. Decisions regarding the voting or disposition of the shares held by the CCSD II, L.P. and Claritas Capital Specialty Debt Fund, L.P. are made by an investment committee or committees (or authorized sub-committees or designees thereof). The current voting members of these committees are: Burton Harvey, Lee Ballew and Mark McManigal. Decisions regarding the voting or disposition of the shares held by the CF i3 Corporation are made by its officers, Mr. Harvey and Mr. Ballew. Each of Mr. Harvey, Mr. Ballew and Mr. McManigal disclaims beneficial ownership of the Class A common stock held by CCSD II, L.P., Claritas Capital Specialty Debt Fund, L.P. and CF i3 Corporation. The address of CCSD II, L.P., Claritas Capital Specialty Debt Fund, L.P., CF i3 Corporation, CCSD GP, LLC and CCSD GP II, LLC is 40 Burton Hills Blvd, Ste 250, Nashville, Tennessee.
(7)Based on information obtained from a Schedule 13G/A filed on February 14, 2020, T. Rowe Price Associates, Inc. has sole voting power over 494,989 shares of Class A common stock and sole dispositive power over 1,646,243 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(8)Based on information obtained from a Schedule 13G filed on February 14, 2020, TimesSquare Capital Management, LLC has sole voting and dispositive power over 1,228,652 shares of Class A common stock. The address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, NY 10036.

(9)Based on information obtained from a Schedule 13G/A filed on February 14, 2020, T. Rowe Price Small-cap Value Fund, Inc. has sole voting power over 1,151,254 shares of Class A common stock. The address of T. Rowe Price Small-cap Value Fund, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(10)Based on information obtained from a Schedule 13G/A filed on February 5, 2020, Blackrock, Inc. has sole voting power over 984,742 shares of Class A common stock and sole dispositive power over 1,000,947 shares of Class A common stock. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(11)Based on information obtained from a Schedule 13G filed on February 14, 2019, Driehaus Capital Management LLC shared voting and dispositive power over 483,279 shares of Class A common stock. The address of Driehaus Capital Management LLC is 25 East Erie Street Chicago, IL 60611.
(12)Includes (a) 1,259,388 shares of Class A common stock held by Gregory Daily, (b) 3,419,293 shares of Class A common stock held by Gregory Daily and Collie Daily, as joint tenants by the entirety, of which 1,403,604 shares were pledged as collateral to secure a securities based line of credit account to Raymond James Bank, N.A., (c) 10,796 shares of Class A common stock held of record by Courtney Daily, Mr. Daily’s daughter, (d) 84,800 shares of Class A common stock held by GSD Family Investments, LLC and (e) 2,543,211 shares of Class A common stock held by Daily Family Investments, LLC, of which Mr. Daily serves as tax matters member. Decisions regarding the voting or disposition of the shares held by the Daily Family Investments, LLC are made by its sole manager, Jeffrey Gould. Each of Mr. Daily and Mr. Gould disclaims beneficial ownership of the Class A common stock held by Daily Family Investments, LLC and by his daughter, Courtney Daily, except to the extent of his pecuniary interest therein. The address of Daily Family Investments, LLC is 5353 Hillsboro Pike, Nashville, Tennessee. Mr. Daily disclaims beneficial ownership of the Class A common stock held by GSD Family Investments, LLC and by his daughter, Courtney Daily, except to the extent of his pecuniary interest therein. The address of GSD Family Investments, LLC is 1163 Gateway Lane, Nashville, TN 37220.
(13)Includes (a) 261,314 shares of Class A common stock held by Clay Whitson directly of which 63,180 shares were pledged as collateral to secure a securities based line of credit account to Raymond James Bank, N.A., (b) 48,332 shares of Class A common stock held by the Clay M. Whitson 2018 Grantor Retained Annuity Trust, of which Mr. Whitson is trustee and beneficiary and (c) options to purchase 75,642 shares of Class A common stock that are exercisable within 60 days of September 4, 2020 held by Mr. Whitson directly.
(14)Includes (a) 177,577 Class A common stock held by Rick Stanford and Stephanie Stanford, as joint tenants by the entirety, and (b) options to purchase 83,334 shares of Class A common stock that are exercisable within 60 days of September 4, 2020 held by Mr. Stanford directly.
(15)Includes options to purchase 13,334 shares of Class A common stock that are exercisable within 60 days of September 4, 2020.
(16)Includes options to purchase 10,001 shares of Class A common stock that are exercisable within 60 days of September 4, 2020.
(17)Includes (a) 11,716 shares of Class A common stock and (b) options to purchase 10,001 shares of Class A common stock that are exercisable within 60 days of September 4, 2020.
(18)Includes (a) 38,587 shares of Class A common stock and (b) options to purchase 10,001 shares of Class A common stock that are exercisable within 60 days of September 4, 2020.
(19)Includes (a) 4,000 shares of Class A common stock and (b) options to purchase 26,667 shares of Class A common stock that are exercisable within 60 days of September 4, 2020.
(20)Includes (a) 270,636 shares of Class A common stock held by David Wilds directly, (b) 7,839 shares of Class A common stock held by Lucinda Beveridge, Mr. Wilds’ spouse and (c) options to purchase 10,001 shares of Class A common stock that are exercisable within 60 days of September 4, 2020 held by David Wilds directly.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock by a beneficial owner that is a “non-U.S. holder.” For purposes of this discussion, a “non-U.S. holder” is a person or entity that, for U.S. federal income tax purposes, is:
•a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;
•a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of a jurisdiction other than the United States or any state or political subdivision thereof or the District of Columbia;
•a trust if it (1) is not subject to the primary supervision of a court within the United States, or no United States persons have the authority to control all substantial decisions of the trust, and (2) does not have a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or
•an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances (including a non-U.S. holder who is a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes or who does not hold Class A common stock as a capital asset within the meaning of Section 1221 of the Code) and it does not address the Medicare contribution tax on net investment income pursuant to the Health Care and Education Reconciliation Act of 2010 or any tax consequences arising under the laws of any state, local or foreign jurisdiction.
If a partnership holds our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding Class A common stock, or a partner in such a partnership, you should consult your tax advisors.
Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of the Class A common stock, including the consequences under the laws of any state, local or foreign jurisdiction.
Dividends
As discussed under “Dividend Policy,” we do not currently expect to pay dividends. If we do make any distributions with respect to shares of Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, the excess will be treated first as a tax-free return of capital, causing a reduction in the non-U.S. holder’s adjusted tax basis in the Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in the Class A common stock, the excess will be treated as gain from the disposition of our common stock, subject to the tax treatment described below in “Gain on Disposition of the Class A Common Stock.” Dividends paid to a non-U.S. holder of the Class A common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide to the applicable withholding agent an Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable form), certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits. Additional certification requirements apply if a non-U.S. holder holds the Class A common stock through a foreign partnership or a foreign intermediary.
The withholding discussed above does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the non-U.S. holder were a United States person (as defined in the Code) unless an applicable income tax treaty provides otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) with respect to its effectively-connected earnings and profits attributable to such dividends and other income.
Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the Internal Revenue Service. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an appropriate income tax treaty and the specific manner of claiming the benefits of the treaty.
Gain on Disposition of the Class A Common Stock
Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of the Class A common stock unless:
•the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•we are or have been a U.S. real property holding corporation, as defined in the Code, and the non-U.S. holder held, directly or indirectly, more than 5% of our common stock at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period, and certain other conditions are met.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.
Gain that is effectively connected with a U.S. trade or business will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, subject to an applicable treaty providing otherwise. A non-U.S. corporation with effectively connected gains may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) with respect to its effectively-connected earnings and profits attributable to such gains and other income.
Information Reporting and Backup Withholding
Information returns will be filed with the Internal Revenue Service in connection with payments of dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding with respect to payments of dividends and the proceeds from a sale or other disposition of the Class A common stock. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.
FATCA
Pursuant to Code provisions commonly referred to as “FATCA,” additional withholding is generally imposed at a rate of 30% on payments to certain foreign entities of dividends on U.S. common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Under regulations and related guidance issued by the Treasury Department, this withholding will apply to payments of dividends on the Class A common stock. Any intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify the FATCA reporting rules and withholding obligations.

Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the Class A common stock.
Federal Estate Tax
Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the Class A common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

LEGAL MATTERS
The validity of the shares of Class A common stock offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Davis Polk & Wardwell LLP, New York, New York, has acted as counsel for the underwriters.

EXPERTS
The financial statements as of September 30, 2019 and 2018 and for each of the three years in the period ended September 30, 2019, incorporated by reference in this prospectus supplement or the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement, of which they are a part, and the exhibits to such registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to such registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and we file annual, quarterly and current reports and other information with the SEC. These periodic reports and other information are available through the SEC’s web site at www.sec.gov. They are also available through our web site at www.i3verticals.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Information by Reference”) is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part, and you should not consider it a part of this prospectus supplement, the accompanying prospectus or the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) until all of the shares of Class A common stock covered by this prospectus supplement are sold:
•our Annual Report on Form 10-K for the year ended September 30, 2019 (including information specifically incorporated by reference from i3 Verticals, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 24, 2020) (File No. 001- 38532) filed with the SEC on November 22, 2019;
•our Quarterly Report on Form 10-Q for the period ended December 31, 2019 (File No. 001-38532) filed with the SEC on February 10, 2020;
•our Quarterly Report on Form 10-Q for the period ended March 31, 2020 (File No. 001-38532) filed with the SEC on May 11, 2020;
•our Quarterly Report on Form 10-Q for the period ended June 30, 2020 (File No. 001-38532) filed with the SEC on August 10, 2020;
•our Current Reports on Form 8-K, filed on November 21, 2019 (other than information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01), January 10, 2020 (as amended on February 10, 2020), February 11, 2020, February 19, 2020, February 28, 2020, April 3, 2020 and August 10, 2020 (other than information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01, except that information included in Exhibit 99.2 in such report shall be expressly incorporated by reference herein); and
•the description of our Class A common stock as set forth in our registration statement on Form 8-A (File No. 001-38532), filed with the SEC on June 15, 2018, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.
We will provide without charge to each person, including a beneficial owner, to whom a copy of this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Any such request should be directed to our Investor Relations department at the following address:
i3 Verticals, Inc.
40 Burton Hills Blvd., Ste. 415
Nashville, Tennessee 37215
Attn: General Counsel & Secretary

PROSPECTUS

$250,000,000
Class A Common Stock
Preferred Stock
Warrants
Rights
Units

13,145,534 Shares
of
Class A Common Stock
Offered by the Selling Securityholders

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above, and the selling securityholders may offer and sell up to 13,145,534 shares in the aggregate of Class A common stock identified above, including the possible resale, from time to time, of shares of our Class A common stock issuable upon the exchange of an equivalent number of common units (the “Common Units”) of our subsidiary, i3 Verticals, LLC (and the cancellation of such selling securityholder’s shares of our Class B common stock, par value $0.0001 per share (“Class B common stock”), on a one-for-one basis with the number of Common Units so exchanged) in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling securityholders.
Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”), under the symbol “IIIV.” On August 6, 2019 the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $26.95 per share.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public disclosure requirements for this prospectus and future filings.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission (the “SEC”) from time to time.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 9, 2019

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell up to 13,145,534 shares in the aggregate of Class A common stock, including the possible resale, from time to time, of shares of our Class A common stock issuable upon the exchange of an equivalent number of Common Units (and the cancellation of such selling securityholder’s shares of our Class B common stock, par value $0.0001 per share (“Class B common stock”), on a one-for-one basis with the number of Common Units so exchanged) in each case from time to time in one or more offerings. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, information concerning our industry, competitive position and the markets in which we operate. Unless otherwise indicated, such information is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions we made upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Accordingly, investors should not place undue reliance on this information.
As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “i3 Verticals” and similar references refer to i3 Verticals, Inc., and, unless otherwise stated, all of its subsidiaries, including i3 Verticals, LLC.

TRADEMARKS
This prospectus includes, or incorporates by reference, our service marks and trade names, including i3 Verticals®, PaySchools® and Axia®, which are protected under applicable intellectual property laws and are our property. This prospectus also contains, or incorporates by reference, trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to, or incorporates by reference, in this prospectus may appear without the ®, ™ or SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential acquisitions, market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “pro forma,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the important factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the Securities and Exchange Commission, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.
Any forward-looking statements made herein speak only as of the date of this prospectus, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of prospectus or to conform these statements to actual results or revised expectations.

THE COMPANY
Recognizing the convergence of software and payments, i3 Verticals was founded in 2012 with the purpose of delivering seamless integrated payment and software solutions to small- and medium-sized businesses (“SMBs”) and organizations in strategic vertical markets. Since commencing operations, we have built a broad suite of payment and software solutions that address the specific needs of SMBs and other organizations in our strategic vertical markets, and we believe our suite of solutions differentiates us from our competition. Our primary strategic vertical markets include education, public sector, non-profit, property management and healthcare. In addition to our strategic vertical markets, we also have a growing presence in the business-to-business (“B2B”) payments market. Our executive management team has a proven track record of successfully building publicly-traded payments companies, generating growth both organically and through acquisitions.
We distribute our payment technology and proprietary software solutions to our clients through our direct sales force as well as through a growing network of distribution partners, including independent software vendors (“ISVs”), value-added resellers, independent sales organizations and other referral partners, including financial institutions. Our ISV partners represent an important distribution channel and enable us to accelerate our market penetration through a cost effective one-to-many sales model that tends to result in high retention and faster growth.
Our integrated payment and software solutions feature embedded payment capabilities tailored to the specific needs of our clients in strategic vertical markets. Our configurable payment technology solutions are designed to integrate seamlessly into clients’ third-party business management systems, provide security that complies with Payment Card Industry Data Security Standards and include extensive reporting tools. In addition to integrations with third-party software, we deliver our own proprietary software solutions that are intended to increase the productivity of our clients by streamlining their business processes, particularly in the education, public sector and property management markets. Through our proprietary gateway, we offer our clients a single point of access for a broad suite of payment and software solutions, enabling omni-channel point of sale, spanning brick and mortar and electronic and mobile commerce, including app-based payments.
i3 Verticals, Inc. was incorporated as a Delaware corporation on January 17, 2018, for the purpose of completing an initial public offering (“IPO”) of its Class A common stock and other related transactions in order to carry on the business of i3 Verticals, LLC and its subsidiaries. i3 Verticals, LLC (formerly known as Charge Payment, LLC) was organized as a Delaware limited liability company on September 7, 2012. Our corporate headquarters are located at 40 Burton Hills Blvd., Suite 415, Nashville, TN 37215.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, the section titled “Risk Factors” of our Registration Statement on Form S-1 (File No. 333-231904) and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of our securities. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also refer to the section entitled “Forward-Looking Statements” above.

USE OF PROCEEDS
Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, acquisitions, capital expenditures and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus. We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of (i) our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 150,000,000 shares of Class A common stock, par value $0.0001 per share; 40,000,000 shares of Class B common stock, par value $0.0001 per share; and 10,000,000 shares of preferred stock, par value $0.0001 per share.
As of August 2, 2019, there were 14,421,910 shares of Class A common stock issued and outstanding, 12,921,637 shares of Class B common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Class A Common Stock
Voting rights. The holders of Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.
Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors (“Board of Directors”) out of funds legally available therefor. However, we do not intend to pay dividends for the foreseeable future. Holders of shares of Class B common stock are not entitled to receive dividends in respect of such shares.
Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.
Other rights. The holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of our Class A common stock are subject to those of the holders of any shares of our preferred stock we may issue in the future.
Class B Common Stock
Shares of Class B common stock will be issued in the future only to the extent necessary to maintain a one-to-one ratio between the number of Common Units of i3 Verticals, LLC held by the Existing Owners (as defined in our amended and restated certificate of incorporation) and the number of shares of Class B common stock issued to the Existing Owners. Shares of Class B common stock are transferable only together with an equal number of Common Units of i3 Verticals, LLC. Only permitted transferees of Common Units held by the Existing Owners are permitted transferees of Class B common stock.
Voting rights. The holders of our Class B common stock are entitled to one vote for each share held of record on all matters presented to our stockholders generally. The holders of shares of our Class B common stock do not have cumulative voting rights in the election of directors. Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our amended and restated certificate of incorporation described below or as otherwise required by applicable law or the amended and restated certificate of incorporation. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividend rights. The holders of our Class B common stock will not participate in any dividends declared by our Board of Directors.
Other rights. The holders of shares of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class B common stock. Any amendment of our amended and restated certificate of incorporation that gives holders of our Class B common stock (1) any rights to receive dividends or any other kind of distribution, (2) any right to convert into or be exchanged for Class A common stock or (3) any other economic rights must be approved by the majority of the voting power of all of our outstanding voting stock.
Preferred Stock
Our Board of Directors has the authority to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of i3 Verticals, Inc. without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Certain Provisions of Delaware Law
Our amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved Class A common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.
Election of Directors and Vacancies
Our amended and restated certificate of incorporation provides that our Board of Directors will consist of between three and 15 directors. The exact number of directors is fixed from time to time by our Board of Directors. Each director is elected for a one-year term. There is no limit on the number of terms a director may serve on our Board of Directors.

In addition, our amended and restated certificate of incorporation provides that any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the votes of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of the votes of our outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with our company for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the amended and restated certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting.
Amendment of Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Upon consummation of this offering, our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of a majority of the votes which all our stockholders would be eligible to cast in an election of directors.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the chairman of our Board of Directors, our chief executive officer, or by our Board of Directors, and not by our stockholders. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our Board of

Directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who is a stockholder of record who is entitled to vote at the meeting, or who is a stockholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to us that such indirect ownership of such stock and such stockholder’s entitlement to vote such stock on such business, and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. To be timely, such notice must be delivered to our secretary:
•in the case of an annual meeting of stockholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which we first make a public announcement of the date of such meeting; and
•in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest, expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our, or our subsidiaries’, employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, any director or stockholder who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates do not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, if any director or stockholder, other than a director or stockholder who is not employed by us or our affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity, unless such opportunity was expressly offered to them solely in their capacity as a director, executive officer or employee of us or our affiliates. To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the corporation or its subsidiaries unless (1) we or our subsidiaries would be permitted to undertake such transaction or opportunity in accordance with the amended and restated certificate of incorporation, (2) we or our subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (3) we have an interest or expectancy in such transaction or opportunity and (4) such transaction or opportunity would be in the same or similar line of our or our subsidiaries’ business in which we or our subsidiaries are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of i3 Verticals, Inc. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Limitation of Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification and advancement provisions included in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL against expenses, losses and liabilities that may arise in connection with actual or threatened proceedings in which they are involved by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Trading Symbol and Market
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “IIIV.”
Transfer Agent and Registrar
The transfer agent and registrar for the Class A common stock is ComputerShare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (781) 575-3951.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.
We may issue warrants to purchase shares of our Class A common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of Class A common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.
The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•the number of shares of Class A common stock or preferred stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•the terms of the securities issuable upon exercise of the warrants;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•if applicable, a discussion of certain federal United States income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF UNITS
The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.
We may issue units comprised of Class A common stock, preferred stock, warrants or any combination thereof. Units may be issued in one or more series, independently or together with Class A common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

DESCRIPTION OF RIGHTS
The following is a general description of the rights we may offer from time to time. We may issue rights to our stockholders to purchase shares of our Class A common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•the date for determining the persons entitled to participate in the rights distribution;
•the exercise price for the rights;
•the aggregate number or amount of underlying securities purchasable upon exercise of the rights;
•the number of rights issued to each stockholder and the number of rights outstanding, if any;
•the extent to which the rights are transferable;
•the date on which the right to exercise the rights will commence and the date on which the right will expire;
•the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•anti-dilution provisions of the rights, if any; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions
•at fixed prices which may be changed;
•at market prices prevailing at the time of the sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we or any of the selling securityholders sell securities covered by this prospectus, we or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling securityholders, if applicable. As used in this prospectus, “selling securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Class A common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by certain of our existing securityholders, including certain of our executive officers and directors, of up to 13,145,534 shares of our Class A common stock, subject to adjustments for stock splits, stock dividends and reclassifications, that (i) were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus is a part or (ii) are issuable upon exchange of an equivalent number of Common Units of i3 Verticals, LLC (together with an equivalent number of our shares of Class B common stock). In connection with our IPO and certain reorganization transactions, we issued to holders of Common Units one share of our Class B common stock for each Common Unit held. Each holder of Common Units has the right to exchange their Common Units for an equivalent number of shares of our Class A common stock, (and the cancellation of such selling securityholder's shares of our Class B common stock on a one-for-one basis with the number of Common Units so exchanged). In addition, at our election, we may effect a direct exchange of such shares of Class A common stock or cash for such Common Unit.
Information about the selling securityholders, where applicable, including their identities and the number of shares of Class A common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. The selling securityholders shall not sell any shares of our Class A common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders in a subsequent prospectus supplement or in a post-effective amendment. However, the selling securityholders may sell or transfer all or a portion of their shares of our Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

LEGAL MATTERS
Bass, Berry & Sims PLC will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of i3 Verticals, Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The (1) financial statements of i3 Verticals, Inc. as of September 30, 2018 and 2017 and for each of the three years in the period ended September 30, 2018, and (2) financial statements of Fairway Payments, Inc. for the seven months ended July 31, 2017 and the year ended December 31, 2016, all incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Pace Payment Systems, Inc. as of and for the years ended December 31, 2018 and 2017 incorporated in this prospectus by reference have been so included in reliance on the report of LBMC, PC, independent certified public accounts, which is incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our web site address is www.i3verticals.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may access a copy of the registration statement through the SEC’s website as provided above.

INFORMATION INCORPORATED BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after this prospectus is filed and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the documents listed below, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, unless expressly stated otherwise as set forth below:
•our Annual Report on Form 10-K for the year ended September 30, 2018 (including information specifically incorporated by reference from i3 Verticals, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 25, 2019, as supplemented by i3 Verticals, Inc.’s Definitive Additional Materials on Schedule 14A filed with the SEC on February 22, 2019) (SEC File No. 001-38532) filed with the SEC on December 7, 2018;
•our Quarterly Report on Form 10-Q for the period ended December 31, 2018 (SEC File No. 001-38532) filed with the SEC on February 14, 2019;
•our Quarterly Report on Form 10-Q for the period ended March 31, 2019 (SEC File No. 001-38532) filed with the SEC on May 14, 2019;

•our Current Reports on Form 8-K, filed on March 1, 2019, April 8, 2019 (as amended on May 13, 2019), May 13, 2019 (other than information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01), June 3, 2019 (other than information furnished pursuant to Item 7.01) and June 10, 2019;
•the financial statements of Fairway Payments, Inc. for the seven months ended July 31, 2017 and the year ended December 31, 2016, filed as part of the Company’s registration statement on Form S-1/A (File No. 333–225214) filed with the SEC on June 14, 2018;
•the information set forth under the heading “Risk Factors” on pages 22 to 47 of our Registration Statement on Form S-1 (File No. 333-231904) filed with the SEC on June 3, 2019; and
•the description of our Class A common stock as set forth in our registration statement on Form 8-A (File No. 001-38532), filed with the SEC on June 15, 2018, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference in this prospectus or any accompanying prospectus supplement) at no cost by writing or calling Investor Relations at the following address and telephone number:
i3 Verticals, Inc.
40 Burton Hills Blvd, Ste. 415
Nashville, Tennessee 37215
Attn: General Counsel & Secretary
(615) 465-4487

3,250,000 Shares

Class A common stock

Prospectus Supplement

BofA Securities
Morgan Stanley

           , 2020